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                                                                    EXHIBIT 5.02

                [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]

                                 May 25, 1995


Excel Realty Trust, Inc.
16955 Via Del Campo, Suite 110
San Diego, California 92127

        Re:  Excel Realty Trust, Inc.

Ladies and Gentlemen:

        We have served as Maryland counsel to Excel Realty Trust, Inc., a Maryland corporation (the "Company") in connection with certain matters of Maryland law arising out of the Registration Statement on Form S-3 filed by the Company on May 9, 1995, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended to date (the "Registration Statement"), relating to the offering by the Company from time to time of (i) one or more series of Debt Securities (the "Debt Securities"), (ii) one or more series of shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by Depositary Shares (the "Depositary Shares"), (iv) shares of Common Stock, par value $.01 per share (the "Common Stock"), and (v) Warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the "Warrants"), with an aggregate initial public offering price of up to $250,000,000. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are collectively referred to herein as the "Securities."

        In our capacity as Maryland counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for purposes of this opinion have assumed that such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion. Among such documents are the Registration Statement, the Charter of the Company certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the
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Excel Realty Trust, Inc.
May 25, 1995
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"Charter"), the Amended and Restated By-Laws of the Company, Resolutions
adopted by the Board of Directors of the Company in connection with the matters contemplated by the Registration Statement, and an Indenture dated May 8, 1995, by and between the Company and The First National Bank of Boston, as Trustee (the "Indenture").

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies or facsimiles.

        We have been furnished with, and have relied upon, Certificates of Officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary; and we have assumed that each certificate submitted to us is true and correct, both when given and as of the date hereof.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1. The Indenture has been duly and validly authorized by all necessary corporate action required of the Company under the Maryland General Corporation Law ("MGCL") and the person(s) who have executed and delivered the Indenture on behalf of the Company have been duly and validly authorized to do so by all necessary corporate action required of the Company under the MGCL.

        2. The Company has the authority, pursuant to its Charter, to issue up to 10,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company's Charter and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (as defined in the Registration Statement) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

        3. The Company has the authority, pursuant to its Charter, to issue up to 100,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.


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Excel Realty Trust, Inc.
May 25, 1995
Page 3

        We consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

        The foregoing opinions are limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.

        We assume no obligation to supplement this opinion any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

        This opinion is being furnished to you solely for your benefit. Accordingly it may not be relied upon, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                                        Very truly yours,


                                        /s/ BALLARD SPAHR ANDREWS & INGERSOLL